EXHIBIT 21

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8, Registration Numbers 33-88262, 333-06899, 33-15701, 333-16043, 333-30445 and 333-41305 and the registration statements of
AccuStaff Incorporated on Form S-3, Registration Numbers 333-17715 and 333-18695 of our report dated March 20, 1998, on our audits of the consolidated financial statements of AccuStaff Incorporated and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K

COOPERS & LYBRAND L.L.P.